UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 25, 2005
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-2609	94-323914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA		94105
(Address of principal executive offices)		(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

PG&E Corporation 2006 Long-Term Incentive Plan

            At the annual shareholders meeting held on April 20, 2005, PG&E Corporation’s shareholders approved the PG&E Corporation 2006 Long -Term Incentive Plan (2006 LTIP). The 2006 LTIP will replace the current PG&E Corporation Long-Term Incentive Program, which will expire on December 31, 2005.  No more than 500,000 shares of PG&E Corporation common stock will be granted under the current PG&E Corporation Long-Term Incentive Program during the period April 20, 2005, through December 31, 2005.  The 2006 LTIP will become effective as of January 1, 2006, and will terminate on December 31, 2015, unless it is terminated sooner according to the terms of the 2006 LTIP.

            The purpose of the 2006 LTIP is to advance the interests of PG&E Corporation and its shareholders by providing key management employees, non-employee directors, and other eligible participants with stock-based financial incentives to align participants’ interests with the interests of PG&E Corporation’s shareholders in the long-term success of PG&E Corporation. All officers and employees of PG&E Corporation, its subsidiaries, and affiliates are eligible to participate in the 2006 LTIP.  Non-employee directors of PG&E Corporation are eligible to receive formula-based awards. Under certain circumstances, prospective employees and consultants are also eligible for awards.

              The 2006 LTIP permits the award of various forms of incentive awards, including stock options, stock appreciation rights (SARs), restricted stock awards, restricted stock units, performance shares, performance units, deferred compensation awards, and other stock-based awards. The PG&E Corporation Board of Directors has delegated to the Nominating, Compensation and Governance Committee (Committee) the authority to determine the type of incentive award, as well as the terms and conditions of the award, to be granted to officers of PG&E Corporation and its subsidiaries.  The Board of Directors also has delegated to the Chief Executive Officer of PG&E Corporation the authority to make awards to certain other eligible participants within the guidelines adopted by the Committee.  Non-employee directors of PG&E Corporation are eligible to receive non-discretionary formula-based incentive awards as set forth in the 2006 LTIP.  Specific awards will be reflected in an agreement between PG&E Corporation and the participant.

            A maximum of 12,000,000 shares of PG&E Corporation common stock (subject to adjustment for changes in capital structure, stock dividends, or other similar events) will be reserved for use under the 2006 LTIP.  Shares of PG&E Corporation’s common stock covered by incentive awards previously granted under the 2006 LTIP may be reused or added back to the 2006 LTIP under certain circumstances and to the extent permitted by applicable law.  In addition, if a participant uses shares to pay all or part of the exercise price when exercising a stock option, or if a participant uses the net exercise method, only the net number of shares will be considered to have been issued.  The 2006 LTIP also contains other limits with respect to the terms of different types of incentive awards and with respect to the number of shares subject to awards that can be granted to an employee during any fiscal year.

            The 2006 LTIP is described in detail in PG&E Corporation’s and Pacific Gas and Electric Company’s 2005 joint proxy statement filed with the Securities and Exchange Commission in connection with the joint annual meeting of shareholders held on April 20, 2005.  The 2006 LTIP also is attached to this report as Exhibit 99.

Bond Indenture

            On April 22, 2005, the indenture governing Pacific Gas and Electric Company’s (Utility) First Mortgage Bonds was amended and restated as described under Item 8.01, Other Events—First Mortgage Bonds.

Item 8.01 - Other Events

First Mortgage Bonds

             In March 2004, the Utility issued $6.7 billion aggregate principal amount of First Mortgage Bonds secured by a lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities.  First Mortgage Bonds in the aggregate amount of $2.5 billion also were used to secure the Utility's obligations under various agreements.  The governing indenture provided that the lien could be released when, among other conditions, Moody's Investors Service (Moody’s) and Standard & Poor’s Rating Service (S&P) provided written evidence that the ratings on the Utility's long-term unsecured debt obligations immediately after the lien was released would be at least equal to the initial ratings on the First Mortgage Bonds (BBB by S&P and Baa2 by Moody’s).  Moody’s and S&P have confirmed that the bonds would be rated BBB by S&P and Baa1 by Moody’s (as increased by Moody’s from Baa2 on March 3, 2005) after release of the lien.  On April 22, 2005, the Utility and The Bank of New York Trust Company, N.A., the successor to BNY Western Trust Company, as trustee, amended and restated the indenture to eliminate the provisions related to the lien of the mortgage.  There is no longer any collateral securing the bonds and the bonds have become the Utility's unsecured general obligations, ranking equally with the Utility's other unsecured debt.  The Utility has agreed that it will not incur secured debt except for (1) debt secured by specified liens, and (2) secured debt in an amount not exceeding 10% of the Utility's tangible net assets, as defined in the indenture.

In addition, the designations of the remaining $5.3 billion in aggregate principal amount of First Mortgage Bonds have been changed as follows:

First Mortgage Bonds	Redesignated As	Amount
3.6% First Mortgage Bonds, due 2009	3.6% Senior Notes, due 2009	$600 million
4.2% First Mortgage Bonds, due 2011	4.2% Senior Notes, due 2011	$500 million
4.8% First Mortgage Bonds, due 2014	4.8% Senior Notes, due 2014	$1 billion
6.05% First Mortgage Bonds, due 2034	6.05% Senior Notes, due 2034	$3 billion
Floating Rate First Mortgage Bonds, due 2006	Floating Rate Senior Notes, due 2006	$200 million

            The Committee on Uniform Securities Identification Procedures (CUSIP) numbers of these instruments remain the same. Certain other bonds outstanding under the indenture, which had been used to support the Utility’s repayment obligations under credit facilities and certain of the pollution control loan agreements, have been cancelled.

Tax-Exempt Financing

            On April 20, 2005, the Utility repaid $454 million under certain reimbursement obligations that the Utility entered into in April 2004 when its plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code became effective.  These reimbursement obligations replaced the Utility’s obligation to certain issuers of letters of credit whose letters of credit were drawn upon during the Chapter 11 proceeding in connection with the  redemption of certain pollution control bonds that had been issued for the benefit of the Utility.  The Utility drew $454 million under its $1 billion credit agreement to repay the reimbursement obligations.  The Utility anticipates that this draw will be repaid with the proceeds of a future tax-exempt financing through the issuance of bonds by a state agency for the benefit of the Utility.  The Utility passes on to its customers interest cost savings attributable to the lower interest rates associated with such tax-exempt financing.

            On April 22, 2005, the Utility entered into an amendment of four reimbursement agreements totaling $620 million related to letters of credit aggregating $614 million that had been issued to support certain pollution control bonds issued on behalf of the Utility.  In addition to reducing pricing and generally conforming the covenants and events of default to those in the $1 billion working capital facility, the term of the amended agreements has been extended from three years to five years, until April 22, 2010.

Redemption of Preferred Stock

            On April 20, 2005, the Utility’s Board of Directors authorized the redemption of all of the outstanding shares of the Utility’s 6.57% Redeemable First Preferred Stock, CUSIP No. 694308 69 3 (6.57% Preferred Stock) and 6.30% Redeemable First Preferred Stock, CUSIP No. 694308 65 1 (6.30% Preferred Stock), totaling approximately $120 million aggregate par value.  Both issues will be redeemed on May 31, 2005.  In addition to the $25 per share redemption price, holders of the 6.57% Preferred Stock and the 6.30% Preferred Stock will be entitled to receive an amount equal to all accumulated and unpaid dividends on such shares to and including May 31, 2005.

Item 9.01 - Financial Statements and Exhibits

Exhibits

Exhibit 99.  PG&E Corporation 2006 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	CHRISTOPHER P. JOHNS
Christopher P. Johns Senior Vice President, Chief Financial Officer and Controller
PACIFIC GAS AND ELECTRIC COMPANY

By:	DINYAR B. MISTRY
Dinyar B. Mistry Vice President and Controller

Dated:  April 25, 2005

EXHIBIT INDEX

No.	Description of Exhibit

99	PG&E Corporation 2006 Long-Term Incentive Plan